AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM

1.	Security Purchased:     R 3.15 03/02/2015

2.	Cusip Number:  78355HJQ3

3.	Date of Purchase:   2/16/2011

4.	Broker Name:         Royal Bank of Canada
(Cannot purchase directly from PNC Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised by PNC Capital)


6.	Issuer:  Ryder System Inc.

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	  Aggregate principal amount
  of purchase:     $3,000,000

9.	Aggregate principal amount
  of offering:     $350,000,000

10.	Purchase price (net of fees and expenses):   99.962

11.	Date offering commenced:   February 16, 2011

12.	Offering price at end of first day on which any sales
were made:   100.125

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied:         Yes OR  No

 a. Does the account's governing
document(s) allow for this security to be purchased?     YES

b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is being
offered to the public, or are Eligible
Municipal Securities or are securities
sold in an Eligible Foreign Offering,
or are securities sold in an Eligible
Rule 144A Offering.                          YES

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.          YES

d. The underwriting was a firm
commitment underwriting?                      YES

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?                              YES

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations
of predecessors).                           YES

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.                         YES

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from, the purchase?   YES


      Portfolio Manager(s) (Name):____Timothy Compan, Jr., CFA
               Signature(s):
     Date: __2/16/2011

      Board of Trustees Review Date (PNC Funds & PNC Advantage Funds):

Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number   Par     Exec Price

Account
Par
Iss Price

carm0009
375,000
99.962

carm0016
475,000
99.962

carm0fi7
50,000
99.962

cn000172
25,000
99.962

cn000498
30,000
99.962

cn000515
100,000
99.962

cn000958
40,000
99.962

cn000959
30,000
99.962

cn001025
35,000
99.962

cn001457
30,000
99.962

cn001459
30,000
99.962

cp000497
30,000
99.962

cp000663
70,000
99.962

cp000664
25,000
99.962

cp001040
75,000
99.962

cp001253
95,000
99.962

cp001388
30,000
99.962

cp002190
30,000
99.962

cp003568
30,000
99.962

cp004150
45,000
99.962

cp004791
25,000
99.962

cp005072
45,000
99.962

cp005073
35,000
99.962

cp005270
20,000
99.962

cp005328
25,000
99.962

cx000002
20,000
99.962

cx000015
55,000
99.962

cx000035
235,000
99.962

cx000038
35,000
99.962

cx000043
395,000
99.962

cx000121
90,000
99.962

cx000209
45,000
99.962

cx000244
35,000
99.962

cx000301
15,000
99.962

cx000318
15,000
99.962

cx000324
30,000
99.962

cx000332
125,000
99.962

cx000333
60,000
99.962

cx000684
30,000
99.962

in001071
15,000
99.962